PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                   Exhibit 21

LIST OF SUBSIDIARIES AND INVESTMENTS
--------------------------------------------------------------------------------

Registrant:

Phelps Dodge Corporation (New York).  The Registrant has no parent.

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                                                                                                Registrant's
                                                                                                 percent of
                                                                                                voting power
                                                                                                ------------
CONSOLIDATED SUBSIDIARIES:

         Alambres y Cables de Panama, S.A. (Panama)--------------------------------------------      78.1
         Alambres y Cables Venezolanos, C.A. (Venezuela)---------------------------------------      90.0
         Alcoa Fios E Cabos Electricos, S.A. (Brazil)------------------------------------------      60.0
         Burro Chief Copper Company (Delaware)-------------------------------------------------     100.0
         Cables Electricos Ecuatorianos, C.A. (Ecuador)----------------------------------------      67.1
         Cobre Cerrillos Sociedad Anonima (Chile)----------------------------------------------      90.0
         Cocesa Ingenieria y Construccion, S.A. (Chile)----------------------------------------      63.0
         Columbian Carbon Deutschland GmbH (Germany)-------------------------------------------     100.0
         Columbian Carbon Europa S.r.l. (Italy)------------------------------------------------     100.0
         Columbian Carbon International (France) S.A. (France)---------------------------------     100.0
         Columbian Carbon Philippines, Inc. (Philippines)--------------------------------------      88.2
         Columbian Carbon Spain, S.A. (Spain)--------------------------------------------------     100.0
         Columbian Chemicals Brasil, S.A. (Brazil)---------------------------------------------     100.0
         Columbian Chemicals Canada Ltd. (Ontario)---------------------------------------------     100.0
         Columbian Chemicals Company (Delaware)------------------------------------------------     100.0
         Columbian Chemicals Europa GmbH (Germany)---------------------------------------------     100.0
         Columbian International Chemicals Corporation (Delaware)------------------------------     100.0
         Columbian International Trading Company (Delaware)------------------------------------     100.0
         Columbian Tiszai Carbon Ltd. (Hungary)------------------------------------------------      60.0
         Columbian (U.K.) Limited (United Kingdom)---------------------------------------------     100.0
         Compania Contractual Minera Candelaria (Chile)----------------------------------------      80.0
         Compania Contractual Minera Ojos del Salado (Chile)-----------------------------------     100.0
         CONDUCEN, S.A. (Costa Rica)-----------------------------------------------------------      75.4
         Conductores Electricos de Centro America, Sociedad Anonima (El Salvador)--------------      57.6
         Dodge & James Insurance Company, Ltd. (Bermuda)---------------------------------------     100.0
         Electroconductores de Honduras, S.A. de C.V. (Honduras)-------------------------------      60.5
         Phelps Dodge Magnet Wire GmbH (Austria)-----------------------------------------------     100.0
         Industria de Conductores Electricos, C.A. (Venezuela)---------------------------------      87.1
         Kalahari Investments Ltd. (Cayman Islands)--------------------------------------------     100.0
         Metals Fabricators of Zambia Limited (Zambia)-----------------------------------------      51.0
         PD Candelaria, Inc. (Delaware)--------------------------------------------------------     100.0
         PD Cobre, Inc. (Delaware)-------------------------------------------------------------     100.0
         Phelps Dodge Australasia, Inc. (Delaware)---------------------------------------------     100.0
         Phelps Dodge Chino, Inc. (Delaware)---------------------------------------------------     100.0
         Phelps Dodge High Performance Conductors of NJ, Inc. (New Jersey)---------------------     100.0
         Phelps Dodge High Performance Conductors of SC and GA, Inc. (New York)----------------     100.0
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                                                                                                Registrant's
                                                                                                 percent of
                                                                                                voting power
                                                                                                ------------
CONSOLIDATED SUBSIDIARIES (CONTINUED):

         Phelps Dodge Industries, Inc. (Delaware)----------------------------------------------     100.0
         Phelps Dodge International Corporation (Delaware)-------------------------------------     100.0
         Phelps Dodge Morenci, Inc. (Delaware)-------------------------------------------------     100.0
         Phelps Dodge Overseas Capital Corporation (Delaware)----------------------------------     100.0
         Phelps Dodge Refining Corporation (New York)------------------------------------------     100.0
         Phelps Dodge Thailand Limited (Thailand)----------------------------------------------      75.5
         Phelps Dodge Wire and Cable Holdings de Mexico, S.A. de C.V. (Mexico)-----------------     100.0
         Phelps Dodge Yantai China Holdings, Inc. (Cayman Islands)-----------------------------      66.7
         Sevalco Limited (United Kingdom)------------------------------------------------------     100.0

INVESTMENTS CARRIED ON AN EQUITY BASIS:

         Apache Nitrogen Products, Inc.--------------------------------------------------------      38.7
         Columbian Carbon Japan Ltd. (Japan)---------------------------------------------------      50.0
         Keystone Electric Wire and Cable Company Limited (Hong Kong)--------------------------      20.0
         Minera Phelps Dodge Mexico, S. de R.L. de C.V. (Mexico)-------------------------------     100.0
         PDTL Trading Company Limited (Thailand)-----------------------------------------------      49.0
         Phelps Dodge Philippines, Inc. (Philippines)------------------------------------------      40.0
         The Morenci Water and Electric Company (Arizona)--------------------------------------      49.0
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Summarized financial information is provided for these and other companies (see
Note 4 to the Consolidated Financial Statements of the Corporation contained in this Form 10-K) pursuant to Article 3 - General Instructions as to Financial
Statements.



Omitted from this listing are subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.